EXHIBIT 3.2

BYLAWS

OF

NUVERA COMMUNICATIONS, INC.

ARTICLE 1.

OFFICES

1.1)      Offices. The address of the registered office of the corporation shall be designated in the Articles of Incorporation, as amended from time to time. The principal executive office of the corporation is currently located at 27 North Minnesota Street, New Ulm, Minnesota, 56073, and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.

ARTICLE 2.

MEETINGS OF SHAREHOLDERS

2.1)      Annual Meeting. The annual meeting of the shareholders of this corporation shall be held each year on such date, time, and place as is determined by the Board of Directors. At the annual meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors whose terms have expired or are due to expire within six (6) months after the date of the meeting, and shall transact such other business as shall come before the meeting.

2.2)      Special Meetings. Special meetings of the shareholders entitled to vote may be called at any time by a majority of the directors, or shareholders holding fifty percent (50%) or more of the voting power of all shares entitled to vote who shall demand such special meeting by giving written notice of demand to the chief executive officer specifying the purposes of the meeting.

2.3)      Meetings Held Upon Shareholder Demand. Within thirty (30) days after receipt by the chief executive officer of a demand from shareholders entitled to call a special meeting of shareholders, the Board of Directors shall cause such meeting to be called and held on notice no later than ninety (90) days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held, the shareholders making the demand may call the meeting by giving notice as provided in Section 2.5 hereof at the expense of the corporation.

2.4)      Place of Meetings. Meetings of the shareholders shall be held in the City of New Ulm, State of Minnesota, or at such other place as is designated by the Board of Directors, except that a special meeting called by or at the demand of the shareholders shall be held in the county where the principal executive office of the corporation is located.

2.5)      Notice of Meetings.

(a)        Written Notice. Except as otherwise specified in Section 2.6 or required by law, a written notice setting out the place, date and hour of the annual or special meeting shall be given to each holder of shares entitled to vote not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice. The Board of Directors may fix in advance a date not exceeding fifty (50) days preceding the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting.

(b)        Electronic Notice. Notwithstanding the written notice requirement in Subsection (a) above, notice of meeting may be given in a form of electronic communication consented to by the shareholder to whom the notice is given and is effective when directed to the shareholder in a manner in which the shareholder has consented. If notice is given by a posting or an electronic network, a separate notice must be given to the shareholder of the specific posting, and notice is deemed given on the later of the posting or the giving of the separate notice.  Consent by a shareholder to notice by electronic communication may be given in writing or by authenticated electronic communication.

2.6)      Waiver of Notice. A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a shareholder is a waiver of notice of that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not be lawfully considered at such meeting and does not participate in the consideration of the item at such meeting.

2.7)      Quorum and Adjourned Meeting. The holders of thirty-five percent (35%) of the voting power of shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

2.8)      Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, by proxy duly appointed by an instrument in writing subscribed by such shareholder or, if determined by the Board of Directors, by means of remote communication.  Each shareholder shall have one (1) vote for each share having voting power standing in each shareholder’s name on the books of the corporation except as may be otherwise provided in the terms of the share or as may be required to provide for cumulative voting. A complete list of shareholders entitled to vote at the meeting arranged in alphabetical order and the number of voting shares held by each shall be prepared by the Secretary who shall have charge of the stock ledger and the list shall be available at least ten (10) days before the meeting and be open to the examination of any shareholder.  The vote for directors or the vote upon any question before the meeting as determined by the Secretary shall be by ballot. All elections for directors shall be decided by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, unless otherwise provided in the Articles of Incorporation. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute or the Articles of Incorporation.

ARTICLE 3.

DIRECTORS

3.1)      General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.

3.2)      Number, Term and Qualifications. The Board of Directors shall consist of no fewer than seven (7) but no more than nine (9) members, based on need as determined by the Board.  The directors shall be elected at the annual meeting of shareholders of the corporation. Each director shall be elected to office for a term of three (3) years and shall continue to serve until the director’s successor has been duly elected and qualified. In order that the Board of Directors is made up of individuals who are active in business, professional or working life, it is in the best interest of the corporation that an age limit be set for members of the Board of Directors. No individual shall be eligible to be appointed or elected as a director of the corporation after attaining the age of sixty-nine (69) years.

3.3)      Vacancies. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors serving at the time of such increase.  Persons so elected shall be directors until their successors are elected by the shareholders, who shall make such election at the next annual meeting of shareholders to fill the unexpired term.

3.4)      Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or the Articles of Incorporation, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

3.5)      Board Meetings; Place and Notice.

(a)        Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than by this Bylaw immediately after the annual meeting of shareholders. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate or by any means described in section 3.6 below. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, in writing, or by attendance. The Board of Directors shall also schedule regular meetings at such time and place as the Board may provide by resolution. Once a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

(b)        Special Meetings. Special meetings of the Board of Directors may be called jointly by the President and Secretary or by any five (5) members of the Board by giving written notice thereof to each member of the Board at least three (3) days prior to the time set for such meeting. The attendance of any director at a special meeting shall constitute a waiver of notice of such meeting except in the case a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

3.6)      Board Meetings Held Solely by Means of Remote Communication. Any meeting among directors may be conducted solely by one or more means of remote communication through which all of the directors may participate with each other during the meeting, if the notice is given of the meeting as required by Section 3.5 above, and if the number of directors participating in the meeting is sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence at the meeting.

3.7)      Participation in Board Meetings by Means of Remote Communication. A director may participate in a Board meeting by means of conference telephone or, if authorized by the Board, by such other means of remote communication, in each case through which the director, other directors so participating, and all directors physically present at the meeting may participate with each other during the meeting. Participation in a meeting by that means constitutes presence at the meeting.

3.8)      Waiver of Notice. A director may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a director is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

3.9)      Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

3.10)    Compensation. Directors who are not salaried officers of the corporation shall receive such fixed sum and expenses per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

3.11)    Action Without Meeting. Any action of the Board of Directors or any committee of the Board that may be taken at a meeting thereof may be taken without a meeting if authorized by a written action signed or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present, or by  the number of members of such committee that would be required to take the same action at a meeting of the committee at which all of the committee members were present, as the case may be.

3.12)    Committees. The Board of Directors may, by resolution approved by affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Each such committee shall consist of two or more natural persons, at least one of whom must be a director, confirmed by the affirmative vote of a majority of the directors present, and shall be subject at all times to the direction and control of the Board. A majority of the members of a committee present at a meeting shall constitute a quorum for the transaction of business. Committee meetings may be held solely by means of remote communication and committee members may participate in meetings by means of remote communication to the same extent as permitted for meetings of the Board of Directors.

ARTICLE 4.

OFFICERS

4.1)      Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation including, but not limited to, a Chairman of the Board, a President, one or more Vice Presidents, a Chief Financial Officer, a Chief Operating Officer, a Secretary and a Treasurer. Any of the offices or functions of those offices may be held by the same person.

4.2)      Election, Term of Office and Qualification. At the first meeting of the Board following each election of directors, the Board shall elect officers, who shall hold office until the next election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).

4.3)      Resignation. Any officer may resign at any time by giving written notice to the corporation. The resignation is effective when notice is given to the corporation, unless a later date is specified in the notice, and acceptance of the resignation shall not be necessary to make it effective.

4.4)      Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy may, or in the case of a vacancy in the office of chief executive officer or chief financial officer shall, be filled for the unexpired term by the Board of Directors.

4.5)      Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of such officer to other persons.

ARTICLE 5.

INDEMNIFICATION

5.1)      Indemnification. Each director and officer of the corporation now and hereafter serving as such, shall be indemnified by the corporation against any and all claims and liabilities to which he or she has or shall become subject by reason of serving or having served as such director or officer, or by reason of any action alleged to have been taken, omitted or neglected by him or her as such director; and the corporation shall promptly reimburse each person for all legal expenses reasonably incurred by him or her in connection with any such claim or liability, provided the director or officer acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Moreover, the corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended. The right of indemnification hereinabove provided shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.

ARTICLE 6.

SHARES AND THEIR TRANSFER

6.1)      Stock Shares. The shares of stock of the corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book entry system maintained by the registrar of such stock, or combination of both. To the extent that shares are represented by certificates, such certificates whenever authorized by the Board, shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the corporation by the President, and by the Secretary or any assistant secretary or the Treasurer or any assistant treasurer of the corporation, which may be a facsimile thereof. Any or all of such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

6.2)      Stock Record. As used in these Bylaws, the term “shareholder” shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued.

6.3)      Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate (or the shareholder’s legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

6.4)      Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall provide a bond instrument in the amount and form as determined by the transfer agent for the corporation in order to indemnify the corporation against any claim any claim that may be made against it on account of the alleged loss or destruction of such certificate. In addition, the shareholder shall pay the fees and fulfill any other requirements established by the transfer agent associated with the procurement of the bond instrument, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

ARTICLE 7.

GENERAL PROVISIONS

7.1)      Record Dates. In order to determine the shareholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the Board of Directors may fix a record date which shall not be more than sixty (60) days preceding the date of such meeting or distribution. In the absence of action by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting shall be at the close of business on the day preceding the day on which notice is given, and the record date for determining shareholders entitled to receive a distribution shall be at the close of business on the day on which the Board of Directors authorizes such distribution.

7.2)      Distributions; Acquisitions of Shares. Subject to the provisions of law, the Board of Directors may authorize the acquisition of the corporation’s shares and may authorize distributions whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

7.3)      Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

7.4)      Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

7.5)      Securities of Other Corporations.

(a)        Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

(b)        Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber securities of any other company owned by the corporation which represent not more than 10% of the outstanding securities of such issue, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.  Notwithstanding the foregoing, the chief executive officer shall have no such power or authority to purchase, sell, transfer, or encumber the shares of stock of any wholly-owned subsidiary of the corporation without the approval of the Board of Directors.

ARTICLE 8.

AMENDMENT OF BYLAWS

8.1)      Amendments. Unless the Articles of Incorporation or these Bylaws provide otherwise, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board may adopt or amend a Bylaw to increase the number of directors.